UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On May 5, 2016, KemPharm, Inc., or the Company, announced that the Anesthetic and Analgesic Drug Products Advisory Committee and the Drug Safety and Risk Management Advisory Committee of the U.S. Food and Drug Administration (FDA) recommended approval of Apadaz™ (benzhydrocodone hydrochloride and acetaminophen), for its proposed indication of the management of acute pain that requires an opioid and voted against inclusion of abuse deterrent labeling for the product.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference. The information contained in this Current Report on Form 8-K speaks only as the date hereof. While the Company may elect to update the information in this Current Report on Form 8-K in the future, the Company disclaims any obligation to do so except to the extent required by applicable law.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release titled “Statement Regarding FDA Advisory Committee Meeting on KemPharm’s Abuse-Deterrent Product Candidate ApadazTM” dated May 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: May 5, 2016	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release titled “Statement Regarding FDA Advisory Committee Meeting on KemPharm’s Abuse-Deterrent Product Candidate ApadazTM” dated May 5, 2016.